Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275309

PROSPECTUS

KINETA, INC.

Up to 890,208 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the resale from time to time, by the selling securityholder (which term as used in this prospectus includes its transferees, pledgees, distributees, donees and successors-in-interest) identified in this prospectus under the caption “Selling Securityholder,” of up to 890,208 shares of our common stock, par value $0.001 (the “Common Stock”), that it may acquire upon the exercise of outstanding warrants, which we refer to as the “Warrants.” We issued the Warrants to the selling securityholder in a private placement concurrent (the “Private Placement”) with a registered direct offering (the “Registered Offering”) of 110,000 shares of our Common Stock and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to an aggregate of 780,208 shares of Common Stock, which was completed on October 5, 2023.

This prospectus provides you with a general description of such securities and the general manner in which the selling securityholder may offer or sell its securities. More specific terms of any securities that the selling securityholder may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We are registering the securities described above for resale on behalf of the selling securityholder pursuant to the selling securityholder’s registration rights under the Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 3, 2023, between Kineta and the institutional investor named therein. Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholder will issue, offer or sell, as applicable, any of the securities. The selling securityholder may, from time to time, offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the selling securityholder. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 4 and “Plan of Distribution” beginning on page 4 of this prospectus for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock is listed on The Nasdaq Stock Market, LLC under the symbol “KA”. On November 10, 2023, the closing price of our Common Stock was $3.62 per share.

Investing in these securities involves significant risks and uncertainties. You should review carefully the risks and uncertainties REFERRED TO under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and ANY ACCOMPANYING prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling securityholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the shares of Common Stock offered by the selling securityholder under this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants.

Neither we nor the selling securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We are registering the securities described above for resale on behalf of the selling securityholder pursuant to the selling securityholder’s registration rights under the Purchase Agreement. Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholder will issue, offer or sell, as applicable, any of the securities. The selling securityholder may, from time to time, offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution” in this prospectus for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “aim,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:

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the timing, progress and results of preclinical studies and clinical trials for our programs and product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;
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our ability to recruit and enroll suitable patients in our clinical trials;
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the potential attributes and benefits of our product candidates;
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our ability to develop and advance product candidates into, and successfully complete, clinical studies;
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the timing, scope or likelihood of regulatory filings and approvals;
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our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;
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the implementation of our business model and our strategic plans for our business, product candidates, technology and our discovery engine;
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our commercialization, marketing and manufacturing capabilities and strategy;
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the pricing and reimbursement of our product candidates, if approved;
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the rate and degree of market acceptance of our product candidates, if approved;
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our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;
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our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing our product candidates;
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the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;
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our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;
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the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

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the potential for our business development efforts to maximize the potential value of our portfolio;
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our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates;
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our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;
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our financial performance;
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our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;
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any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans and the anticipated timing of filings;
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our expectations related to the use of our cash reserves;
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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
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our ability to remediate the material weaknesses in our internal control over financial reporting;
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the impact of laws and regulations, including without limitation recently enacted tax reform legislation;
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the impact of global economic and political developments on our business, including rising inflation and capital market disruptions, the current conflict in Ukraine and the conflict in Israel and the Gaza Strip, economic sanctions and economic slowdowns or recessions that may result from such developments, which could harm our research and development efforts as well as the value of our Common Stock and our ability to access capital markets;
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the effect of COVID-19 on the foregoing; and
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other risks and uncertainties, including those listed under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” on page 4 of this prospectus. Moreover, we operate in a very competitive and rapidly changing environment.

New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. For information about where you can find these reports, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”

Unless the context otherwise indicates, references in this prospectus to “Kineta,” the “Company,” “we,” “our,” and “us” refer, collectively, to Kineta, Inc. and its consolidated subsidiaries.

Overview

Kineta is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy.

Kineta has established its Innate Immunity Development Platform aimed at developing fully human monoclonal antibodies to address the major mechanisms of cancer immune resistance:

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Immuno-suppression;
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Exhausted T cells; and
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Poor tumor immunogenicity.

Utilization of the Innate Immunity Development Platform is designed to result in novel, well-characterized immuno-oncology lead antibody therapeutics that can be efficiently advanced into investigational new drug (“IND”)-enabling preclinical studies and clinical trials.

Kineta’s pipeline of assets and research interests includes (i) KVA12123, a monoclonal antibody, (“mAb”), immunotherapy targeting VISTA (V-domain Ig suppressor of T cell activation), and (ii) an anti-CD27 agonist mAb immunotherapy. These immunotherapies have the potential to address disease areas with unmet medical needs and significant commercial potential.

Kineta dosed the first patient in a Phase 1/2 clinical trial of KVA12123 in the United States in April 2023. The ongoing Phase 1/2 clinical study is designed to evaluate KVA12123 alone and in combination with the immune checkpoint inhibitor pembrolizumab in patents with advance solid tumors. KVA12123 is engineered to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope and across neutral and acidic pHs. KVA12123 may be an effective immunotherapy for many types of cancer, including non-small cell lung cancer (“NSCLC”), colorectal cancer (“CRC”), ovarian cancer (“OC”), renal cell carcinoma (“RCC”) and head and neck squamous cell carcinoma (“HNSCC”). These indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12123.

Kineta is also conducting preclinical studies on its lead anti-CD27 agonist mAb immunotherapy that was discovered utilizing Kineta’s Innate Immunity Development Platform. This lead candidate is a fully human mAb that demonstrates low nanomolar (“nM”) binding affinity to CD27 in humans. In preclinical studies, Kineta’s lead anti-CD27 agonist mAb was observed to induce T cell proliferation and secretion of cytokines involved in T cell priming and recruitment, as well as NK cell activation, suggesting the ability to potentiate new anti-tumor responses. CD27 is a clinically validated target that may be an effective immunotherapy for advanced solid tumors including RCC, CRC and OC. Kineta continues to conduct preclinical studies to optimize its lead anti-CD27 agonist mAb clinical candidate and to evaluate it in combination with other checkpoint inhibitors.

Corporate Information

We were incorporated in Delaware on December 13, 2006 under the name Proteoguard, Inc. and subsequently changed our name to Proteostasis Therapeutics, Inc. on September 17, 2007. On December 22, 2020, we effected a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Yumanity, Inc. (formerly Yumanity Therapeutics, Inc.), or Yumanity, with Yumanity surviving as a wholly-owned subsidiary of ours. On December 22, 2020, we changed our name from Proteostasis Therapeutics, Inc. to Yumanity Therapeutics, Inc. On December 16, 2022, we effected a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Kineta, Inc., or Kineta, with Kineta surviving as a wholly-owned subsidiary of ours (such transaction, the “Merger”). On December 16, 2022, we changed our name from Yumanity Therapeutics, Inc. to Kineta, Inc. Our principal executive offices are located at 219 Terry Ave. N., Suite 300, Seattle, Washington 98109. Our telephone number is (206) 378-0400. Our website address is https://kinetabio.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Kineta, the Kineta logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Kineta. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act since the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a “smaller reporting company,” we have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act, including that we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

THE OFFERING

This prospectus relates to the resale or other disposition from time to time by the selling securityholder identified in this prospectus of up to 890,208 shares of Common Stock issuable upon exercise of the Warrants. None of the shares registered hereby are being offered for sale by us.

Securities offered by the selling securityholder	Up to 890,208 shares of Common Stock issuable upon exercise of the Warrants.

Common Stock outstanding after this offering	11,105,153 shares of Common Stock, assuming the exercise in full of the Warrants.

Use of proceeds

We will not receive any proceeds from the shares of Common Stock offered by the selling securityholder under this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for general corporate purposes, which may include funding research, clinical development, including for KVA12123, working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds.”

Nasdaq Capital Market Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “KA.”

Risk Factors

Investing in our securities involves significant risks and uncertainties. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our Common Stock.

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 10,214,945 shares of Common Stock issued and outstanding as of September 30, 2023 and, unless otherwise indicated, excludes:

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2,009,798 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2023, at a weighted-average exercise price of $9.16 per share;
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9,809 shares of Common Stock issuable upon the settlement of restricted stock units outstanding as of September 30, 2023;
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1,863,472 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2023, at a weighted-average exercise price of $5.95 per share;
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932,339 shares of Common Stock reserved for future issuance under our equity incentive plans as of September 30, 2023;
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110,000 shares of Common Stock issued in the Registered Offering;
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68,622 shares of Common Stock issued in October 2023 upon exercise of warrants and vesting of restricted stock units; and
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780,208 shares of Common Stock underlying the Pre-Funded Warrants issued in the Registered Offering.

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. Before deciding to purchase any of our securities, you should read carefully the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information” and “Incorporation by Reference.”

We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock offered by the selling securityholder under this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. If all of the Warrants were exercised for cash, we would receive aggregate proceeds of approximately $2.9 million. We intend to use the net proceeds from any cash exercise of the Warrants for general corporate purposes, which may include funding research, clinical development, including for KVA12123, working capital, capital expenditures and other general corporate purposes.

PLAN OF DISTRIBUTION

The selling securityholder may offer and sell, from time to time, the shares of Common Stock issuable upon exercise of the Warrants. The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholder may sell its securities by one or more of, or a combination of, the following methods:

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through brokers, dealers or agents;
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
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ordinary brokerage transactions and transactions in which the broker solicits purchasers;
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block trades in which the broker-dealer so engaged will attempt to sell the shares or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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an over-the-counter distribution in accordance with the rules of Nasdaq;
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through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
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short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
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distribution to employees, members, limited partners or stockholders of the selling securityholder;

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broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;
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through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
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by pledge to secured debts and other obligations;
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delayed delivery arrangements;
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to or through underwriters or agents;
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in privately negotiated transactions;
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in options transactions;
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through a combination of any of the above methods of sale, as described below; and
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any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling securityholder may set the price or prices of its securities at:

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fixed prices;
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varying prices determined at the time of sale;
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market prices prevailing at the time of any sale under this registration statement;
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prices related to market prices; or
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negotiated prices.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholder. The selling securityholder may also sell the securities short and redeliver the securities to close out such short positions.

The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder may elect to make an in-kind distribution of Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

The selling securityholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholder in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholder and any broker-dealers who execute sales for the selling securityholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will make copies of this prospectus available to the selling securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the selling securityholder or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You should refer to our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

The description of our securities is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023.

Warrants

The Warrants were issued in the Private Placement on October 5, 2023 in connection with the Registered Offering of shares of our Common Stock and Pre-Funded Warrants to purchase shares of Common Stock.

Exercisability

The Warrants became exercisable immediately following issuance and have a term of five and one-half (5.5) years from the initial exercise date. The Warrants are exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each Warrant) of the remaining unexercised portion of the Warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the Warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Resale Registration Rights

We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act, the shares of Common Stock issuable upon exercise of the Warrants to satisfy our obligations in connection with the Private Placement under the Purchase Agreement. We will use commercially reasonable efforts to keep the registration statement effective at all times until the selling securityholder no longer owns any Warrants or shares issuable upon exercise thereof.

SELLING SECURITYHOLDER

This prospectus relates to the resale by the selling securityholder from time to time of up to an aggregate of 890,208 shares of Common Stock issuable upon the exercise of our outstanding Warrants.

The selling securityholder acquired its securities in the Private Placement concurrent with the Registered Offering of 110,000 shares of our Common Stock and Pre-Funded Warrants to purchase up to an aggregate of 780,208 shares of Common Stock, which was completed on October 5, 2023.

The Warrants held by the selling securityholder contain limitations which prevent the holders from exercising such Warrants if such exercise would cause the selling securityholder, together with certain related parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, upon election of the holder, 9.99%) of our then outstanding Common Stock following such exercise, excluding for purposes of such determination, shares of Common Stock issuable upon exercise of the Warrants which have not been exercised.

The following table sets forth information relating to the selling securityholder as of October 31, 2023. For purposes of this table, we have assumed that the selling securityholder will have sold all of the securities covered by this prospectus upon the completion of the offering.

We cannot advise you as to whether the selling securityholder will in fact sell any or all of such securities. In particular, the selling securityholder may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities. Any changed or new information given to us by the selling securityholder, including regarding the identity of, and the securities held by, the selling securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these securities.

Beneficial ownership of the selling securityholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 10,393,567 shares of Common Stock outstanding as of October 31, 2023.

As used in this prospectus, the term “selling securityholder” includes the selling securityholder listed in the table below and any of its transferees, pledgees, distributees, donees and successors.

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Armistice Capital Master Fund Ltd.(1)	1,020,000	890,208	1,910,208	16.9%

(1)
The shares of Common Stock are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Of the shares of Common Stock held by the Master Fund, 890,208 are issuable upon the exercise of the Warrants, which are subject to a beneficial ownership limitation described above. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for us by Orrick, Herrington & Sutcliffe LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Kineta, Inc. as of December 31, 2022 and 2021 and for each of the two years then ended, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference in the prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://kinetabio.com/. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;
•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 11, 2023, August 11, 2023 and November 3, 2023, respectively;
•
Our Current Reports on Form 8-K filed with the SEC on February 10, 2023, February 24, 2023, March 1, 2023, April 14, 2023, April 21, 2023, May 2, 2023, as amended by Form 8-K/A filed on June 2, 2023, May 30, 2023, June 9, 2023, June 28, 2023, July 3, 2023, July 21, 2023, August 16, 2023, October 5, 2023, and October 17, 2023;
•
Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023; and
•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 10, 2016, as updated by the description of our Common Stock included in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 24, 2022 and as supplemented by the description of our Common Stock set forth in our Registration Statement on Form S-4, filed with the SEC on August 29, 2022, together with any subsequent amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

Requests for such information should be directed to our Corporate Secretary at the address below:

Kineta, Inc.

219 Terry Ave. N., Suite 300

Seattle, WA 98109

Attention: Secretary
Telephone: (206) 378-0400

Please include your contact information with the request.

KINETA, INC.

Up to 890,208 Shares of Common Stock

PROSPECTUS

November 13, 2023